UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

Next Graphite, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-185278	90-0911609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

318 North Carson Street, Suite 208
Carson City, NV 89701 USA
 (Address of Principal Executive Offices)

Tel: (775) 883-0104
Fax: (775) 883-0340
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 3, 2014, Next Graphite, Inc., a Nevada corporation (the “Company”) consummated a private placement of an aggregate of 271,400 shares of its common stock, par value $0.001 per share (“Common Stock”), for gross proceeds of $271,400 at a per share price of $1.00 pursuant to a Subscription Agreement with an accredited investor.

The Subscription Agreement contains representations and warranties of the Company and the investor which are customary for transactions of this type. It also obligates the parties to the agreement to indemnify each other for any losses arising out of any breach of the agreement or failure by such party to perform with respect to the representations, warranties or covenants contained in the agreement.

The foregoing description of the Subscription Agreement is qualified in its entirety by the text of the agreement annexed hereto as Exhibit 10.1.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES.

Reference is made to Item 1.01. The issuance of the Company’s securities described herein was effectuated pursuant to the exemption from the registration requirements of the 1933 Act provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014	Next Graphite, Inc.

	By:	/s/ Charles C. Bream
Name: Charles C. Bream
Title: Chief Executive Officer